EXHIBIT 21.1

                                  SUBSIDIARIES
                                       OF
                                 BIONOVO, INC.
             (formerly Lighten Up Enterprises International, Inc.)

Bionovo Biopharmaceuticals, Inc.(formerly Bionovo, Inc.), a Delaware corporation